UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2005

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard , 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Compensation of Non-Employee Directors

On May 19, 2005 the Company’s Board of Directors approved, at the recommendation of the Compensation Committee, changes to its non-employee director compensation program. The new compensation program for non-employee directors became effective on May 19, 2005 and includes the following components:

Annual retainer:
Non-employee directors will be paid an annual retainer of $30,000 for service on the Board of Directors, plus an additional annual retainer of $20,000 for service on the Audit Committee and/or Compensation Committee, for a combined total annual retainer not to exceed $50,000.

Meeting fees:
Non-employee directors will be paid a $1,500 per meeting fee for participation in meetings of the Board of Directors.

Restricted stock:
Non-employee directors will receive awards of restricted shares of the Company’s common stock. Two times the total annual retainer in effect on the date of grant (presently, $50,000) will be the basis for determining an automatic annual award of restricted stock. The number of shares will be determined by dividing the product (presently, $100,000) by the fair market value of the Company’s common stock on the date of grant. The fair market value is the closing trading price of the Company’s common stock on the trading date that immediately precedes the date of the award. Each award will have a two year term. Restrictions on the shares will be released at a rate of 50% per year beginning on January 1st of the year following the award. This formula will also be the basis for restricted stock awards to new non-employee directors. Grants pursuant to this formula will be made to each seated non-employee director only after restrictions on share balances from pre-May 2005 grants have been fully released. Restricted stock awards to non-employee directors will be made under the Company’s stockholder approved 1997 Stock Plan or a successor plan. The first grant pursuant to this restricted stock award formula was to director Thomas W. Hayes, who was awarded 4,852 restricted shares ($100,000 divided by $20.61 per share). Restrictions on the first half of the shares awarded to Mr. Hayes will be released on January 1, 2006.

Other:
Non-employee directors participate in the Company’s Continuing Compensation Plan for Retired Directors. The directors are reimbursed for actual expenses incurred to attend meetings of the Board of Directors and its committees.

Non-employee directors who also serve on the board of directors of Fremont Investment & Loan, a wholly-owned subsidiary of the Company, are paid an annual retainer of $24,000. This amount remained unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

May 24, 2005	By:	PATRICK E. LAMB

Name: PATRICK E. LAMB
Title: Senior Vice President, Chief Financial Officer, Chief Acounting Officer and Treasurer (Principal Accounting Officer)